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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549


                                    FORM 8-K


                            Current Report Pursuant
                         to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


Date of report (Date of earliest event reported)  January 31, 1997
                                                  -----------------

                         Entourage International, Inc.
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             (Exact Name of Registrant as Specified in Its Charter)

                                     Texas
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                (State or Other Jurisdiction of  Incorporation)


     1-9206                                      76-0118305
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(Commission File Number)            (I.R.S. Employer Identification No.)


 32240 Paseo Adelanto  Suite A   San Juan Capistrano, CA   92675
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(Address of Principal Executive Officers)                (Zip Code)


                              (714) 488-2184
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              (Registrant's Telephone Number, Including Area Code)


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        (Former Name or Former Address, if Changed Since Last Reported)

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Item 2.   Acquisition or Disposition of Assets
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          Pursuant to an Agreement and Plan of Merger (the "Merger Agreement")
     dated effective January 31, 1997, among Entourage International, Inc., a Texas corporation ("Registrant"), BFS Acquisition Corp., a Texas corporation and wholly-owned subsidiary of Registrant ("BAC"), Biogime Franchise Services (U.S.A.), Inc., a California corporation, and the shareholders of BFS, BFS was merged into BAC and became a wholly-owned subsidiary of the Registrant.

          On the closing date, BAC acquired all of the assets of BFS in the amount of $362,452 and assumed all of the liabilities of BFS in the amount of $184,701. The assets included a $175,000 promissory note executed by the Registrant payable to BFS which was due on demand. Following the acquisition, this indebtedness was canceled. As consideration for the acquisition, the Registrant issued 7,500,000 shares of its common stock to the shareholders of BFS. As of the date of this report, there are 15,068,074 shares of the Registrant's common stock outstanding.

          The amount of the consideration for the acquisition was determined by recent trading prices and quotations for the Registrant's common stock. An estimated value of $.04 per share was derived, resulting in total consideration of $300,000, which represented the business judgment of the Registrant's Board of Directors as to the fair value of BFS. Factors considered by the Board of Directors were the revenue, earnings and cash flow from the activities engaged in by BFS utilizing the assets acquired by the Registrant in this transaction and the relative financial condition, liquidity and operating results of the Registrant.

          Certain of the BFS shareholders are affiliated with the Registrant. John C. Riemann, the President and a director of the Registrant, and his wife received 1,637,534 shares of the Registrant's common stock in the transaction. Two adult children of Mr. Riemann and their spouses received an aggregate of 2,587,399 shares of the Registrant's common stock. Paul Reyff, Sr., a director of the Registrant, received 1,250,026 shares, and his adult son received 1,400,029 shares, of the Registrant's common stock in the transaction. Mr. Riemann and Mr. Reyff abstained in the vote by the Registrant's Board of Directors to approve the transaction.
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          Prior to the acquisition, BFS was engaged in the distribution of
     Biogime Skin Care Products through six franchised Biogime Skin Care Centers and two BFS-owned Biogime Skin Care Centers. The BFS-owned Biogime Skin Care Centers are located in Santa Ana and San Diego, California. The franchised stores are located in Tulsa, OK., Oklahoma City, OK., Honolulu,
     HI., Louisville, KY., Atlanta, GA., and Las Vegas, NV.   Following the
     acquisition, the Registrant controls all retail store distribution through Biozhem Skin Care Centers in the United States.

Item 7.   Financial Statements, Pro Forma Financial Information and
          ---------------------------------------------------------
          Exhibits
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          At the present time it is impracticable to provide either the financial statements of BFS or pro forma financial information relative to the acquisition as required by this Item 7. The Registrant will provide such financial statements and pro forma financial information by amendment to this Form 8-K as soon as possible, but not later than April 15, 1997.

          Exhibit.

          2.1 Agreement and Plan of Merger by and among Entourage International, Inc., et al., dated effective January 31, 1997.

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                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              ENTOURAGE INTERNATIONAL, INC.



     Date: February 17, 1997        By: /s/ John C. Riemann
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                                        John C. Riemann, President